Exhibit 99.1

Global Industrial Acquires Indoff Inc.

-Provides New Sales Channel and Diversifies Customer Base-

PORT WASHINGTON, NY, May 22, 2023 – Global Industrial Company (NYSE:GIC), a value-added national distributor of industrial products and MRO supplies, today announced that it has acquired 100% of the issued and outstanding equity interests of Indoff (“Indoff”) for approximately $69.2 million in cash. The acquisition was funded from the Company’s existing credit facility and cash on hand. Indoff generated revenue of approximately $180 million in 2022.

Barry Litwin, Chief Executive Officer of Global Industrial Company, said, “Indoff is a strong and growing company and provides a great strategic fit with Global Industrial’s business and multi-channel sales model. Indoff’s network of more than 350 sales partners extends our one-to-one sales reach to new customers and markets. In addition, strong core product alignment in material handling, indoor and outdoor furniture, storage and shelving, appliances, and other core categories, along with new service capabilities and project related expertise, further strengthens our overall value proposition. We see a number of opportunities to enhance the value we collectively provide, including opening a new channel to deliver Global’s Exclusive Brand offering and national brand assortment, and the broader utilization of B2B e-commerce platforms. We are excited to welcome Indoff’s employees and customers to the Global Industrial family and look forward to supporting their continued success.”

“This is an exciting time for our employees and our customers,” said Jim Malkus, Chief Executive Officer of Indoff. “As part of Global Industrial, we will be in a stronger position to drive the value we provide our customers and support the continued expansion of the business.”

Indoff will continue to operate under its current brand and leadership team as a wholly-owned subsidiary of Global Industrial Company.

About Indoff Company
Headquartered in St. Louis, Missouri, Indoff is a value-added business solutions provider and distributor serving businesses across the U.S. and parts of Canada. For the past 50 years, Indoff has provided customers with an extensive range of business solutions, including material handling/warehouse solutions, commercial interiors, and business and promotional products. Indoff goes to market through its expert national sales network of sales professionals and relationships with hundreds of manufacturers, wholesalers, and service providers.

About Global Industrial Company
Global Industrial Company (NYSE:GIC), through its operating subsidiaries, is a value-added distributor. For more than 70 years, Global Industrial has gone the extra mile for its customers and offers more than a million industrial and MRO products, including its own Global Industrial Exclusive Brands™. With extensive product knowledge and a solutions-based approach, Global Industrial helps customers solve problems and be more successful. At Global Industrial, "We can supply that®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report include statements about the anticipated benefits, opportunities and effects of the Indoff acquisition and are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.

Investor/Media Contact:
Mike Smargiassi/ Ryan Golden
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com/ ryan@theplunkettgroup.com